Exhibit 99.1

Investor Relations:	Alexandra Lynn Selene Oh
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2015

Company Reports Economic EPS of $2.91; EPS of $2.28

BOSTON, April 28, 2015 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2015.

For the first quarter of 2015, Economic earnings per share (“Economic EPS”) were $2.91, compared to $2.48 for the same period of 2014, while diluted earnings per share for the first quarter of 2015 were $2.28, compared to $1.40 for the same period of 2014.  For the first quarter of 2015, Economic net income was $162.1 million, compared to $137.9 million for the same period of 2014.  For the first quarter of 2015, Net income was $128.0 million, compared to $77.2 million for the same period of 2014.  For the first quarter of 2015, EBITDA was $221.0 million, compared to $191.9 million for the same period of 2014.   (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measures.)

Net client cash flows for the first quarter of 2015 were $5.3 billion.  Aggregate assets under management of AMG’s affiliated investment management firms were approximately $638 billion at March 31, 2015, pro forma for the investment in Baker Street Advisors, which closed on April 1, 2015.

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“AMG’s first quarter results marked a strong start to 2015, including Economic earnings per share of $2.91, a 17% increase over the first quarter of 2014, and record assets under management of $638 billion,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “Our results reflect continued outstanding execution across AMG’s business, including strong organic growth, the long-term investment outperformance of our Affiliates, and the ongoing success of our strategy to partner with the highest-quality boutiques worldwide.”

“With $5.3 billion in net client cash flows in the quarter, AMG has now generated strong organic growth from net client flows for 20 consecutive quarters — over $130 billion in total net flows over this period,” Mr. Healey continued.  “Through our boutique Affiliates, AMG is one of the largest and fastest-growing providers of performance-oriented products globally. Sophisticated clients around the world increasingly recognize the advantages of boutiques in creating value in the alpha portion of their portfolios, and with our Affiliates’ outstanding long-term performance, especially in global and emerging markets equities and alternatives, we see ongoing opportunities for strong organic growth ahead.”

“Finally, the transaction environment remains highly favorable for us, and we have a growing pipeline of prospective new Affiliates, including a broad array of leading traditional and alternative firms around the world,” Mr. Healey concluded.  “Given our long-term track record of successful partnerships and proven global distribution capability, AMG is positioned as the partner of choice for the best boutique firms in the industry.  Looking ahead, we remain confident in our ability to generate meaningful earnings growth through additional accretive investments in outstanding new Affiliates.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of March 31, 2015, the aggregate assets under management of AMG’s Affiliates were approximately $638 billion, pro forma for the investment in Baker Street Advisors, which closed on April 1, 2015, in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements.  You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information.  AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 13607385.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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AMG

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/14	3/31/15

Revenue	$593.1	$635.0

Net income (controlling interest)	$77.2	$128.0

Economic net income (controlling interest) (A)	$137.9	$162.1

EBITDA (controlling interest) (B)	$191.9	$221.0

Average shares outstanding - diluted	55.2	57.8

Earnings per share - diluted	$1.40	$2.28

Average shares outstanding - adjusted diluted (C)	55.6	55.7

Economic earnings per share (C)	$2.48	$2.91

	December 31, 2014	March 31, 2015

Cash and cash equivalents	$550.6	$438.2

Senior bank debt	$855.0	$535.0

Senior notes	$736.8	$1,084.2

Convertible securities	$303.1	$303.6

Stockholders’ equity	$2,627.0	$2,557.8

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AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/14	3/31/15

Net income (controlling interest)	$77.2	$128.0
Convertible securities interest expense, net	—	3.8
Net income (controlling interest), as adjusted	$77.2	$131.8

Average shares outstanding - diluted	55.2	57.8

Earnings per share - diluted	$1.40	$2.28

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/14	3/31/15

Average shares outstanding - diluted	55.2	57.8
Assumed issuance of junior convertible securities shares	—	(2.2)
Dilutive impact of junior convertible securities shares	0.4	0.1
Average shares outstanding - adjusted diluted (C)	55.6	55.7

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AMG

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2014	$355,600	$188,428	$76,158	$620,186
Client cash inflows	13,022	13,737	3,456	30,215
Client cash outflows	(10,093)	(12,375)	(2,415)	(24,883)
Net client cash flows	2,929	1,362	1,041	5,332
Market changes	1,528	3,932	1,229	6,689
Other (D)	(44)	—	—	(44)
Assets under management, March 31, 2015	$360,013	$193,722	$78,428	$632,163

Financial Results

(in millions)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/14	of Total	3/31/15	of Total
Revenue
Institutional	$244.9	41%	$252.9	40%
Mutual Fund	291.9	49%	318.3	50%
High Net Worth	56.3	10%	63.8	10%
	$593.1	100%	$635.0	100%

EBITDA (controlling interest) (B)
Institutional	$98.6	51%	$109.0	49%
Mutual Fund	74.6	39%	90.0	41%
High Net Worth	18.7	10%	22.0	10%
	$191.9	100%	$221.0	100%

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AMG

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/14	3/31/15

Net income (controlling interest)	$77.2	$128.0
Intangible amortization and impairments	27.3	29.8
Intangible-related deferred taxes	16.9	20.4
Other economic items (E)	16.5	(16.1)
Economic net income (controlling interest) (A)	$137.9	$162.1

Net income (controlling interest)	$77.2	$128.0
Interest expense	17.6	22.2
Imputed interest and contingent payment arrangements (E)	22.5	(27.2)
Income taxes	45.6	66.3
Depreciation and other amortization	1.7	1.9
Intangible amortization and impairments	27.3	29.8
EBITDA (controlling interest) (B)	$191.9	$221.0

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AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended
	March 31,
	2014	2015

Revenue	$593.1	$635.0
Operating expenses:
Compensation and related expenses	235.7	252.8
Selling, general and administrative	122.3	108.7
Intangible amortization and impairments	27.4	27.8
Depreciation and other amortization	3.8	4.4
Other operating expenses	9.9	9.9
	399.1	403.6
Operating income	194.0	231.4

Income from equity method investments	46.2	53.1

Other non-operating (income) and expenses:
Investment and other income	(8.2)	(0.8)
Interest expense	17.6	22.2
Imputed interest expense and contingent payment arrangements (E)	22.5	(27.2)
	31.9	(5.8)

Income before income taxes	208.3	290.3

Income taxes (F)	48.9	69.6
Net income	159.4	220.7

Net income (non-controlling interests)	(82.2)	(92.7)

Net income (controlling interest)	$77.2	$128.0

Average shares outstanding - basic	53.7	54.8
Average shares outstanding - diluted	55.2	57.8

Earnings per share - basic	$1.44	$2.34
Earnings per share - diluted	$1.40	$2.28

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AMG

Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2014	2015
Assets
Cash and cash equivalents	$550.6	$438.2
Receivables	425.9	514.0
Investments in marketable securities	172.6	192.9
Other investments	167.2	158.0
Fixed assets, net	95.4	94.9
Goodwill	2,652.8	2,621.2
Acquired client relationships, net	1,778.4	1,724.7
Equity investments in Affiliates	1,783.5	1,678.0
Other assets	71.7	72.0
Total assets	$7,698.1	$7,493.9

Liabilities and Equity
Payables and accrued liabilities	$808.3	$577.2
Senior bank debt	855.0	535.0
Senior notes	736.8	1,084.2
Convertible securities	303.1	303.6
Deferred income taxes	491.7	524.6
Other liabilities	214.5	181.3
Total liabilities	3,409.4	3,205.9

Redeemable non-controlling interests	645.5	743.2
Equity:
Common stock	0.6	0.6
Additional paid-in capital	672.2	519.2
Accumulated other comprehensive income (loss)	31.8	(2.8)
Retained earnings	2,163.3	2,291.3
	2,867.9	2,808.3
Less: treasury stock, at cost	(240.9)	(250.5)
Total stockholders’ equity	2,627.0	2,557.8
Non-controlling interests	1,016.2	987.0
Total equity	3,643.2	3,544.8
Total liabilities and equity	$7,698.1	$7,493.9

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AMG

Notes

(in millions, except per share data)

(A)                     Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of intangible amortization (including equity method intangible amortization) and impairments, deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                     EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA (controlling interest), as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                     Economic earnings per share represents Economic net income (controlling interest) divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share - diluted or any other GAAP measure of financial performance.

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(D)                        Other primarily includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(E)                         In the first quarter of 2015, we adjusted our estimate of our contingent payment obligations and, accordingly, recorded a pre-tax gain attributable to the controlling interest of $29.8 ($18.5 net of tax).

(F)                          Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended
	March 31,
	2014	2015
Current income taxes	$30.3	$32.0
Intangible-related deferred taxes	16.9	20.4
Other deferred taxes	(1.6)	13.9
Taxes attributable to controlling interests	45.6	66.3
Taxes attributable to non-controlling interests	3.3	3.3
Total income taxes	$48.9	$69.6

Income before taxes (controlling interests)	$122.8	$194.3

Effective tax rate*	37.1%	34.1%

*  Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.